================================================================================






                          AGREEMENT AND PLAN OF MERGER



                            DATED AS OF JULY 18, 2001


                                  BY AND AMONG



                       AMERICAN FINANCIAL HOLDINGS, INC.,

                              AMERICAN SAVINGS BANK



                                       AND



                          AMERICAN BANK OF CONNECTICUT




================================================================================









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                                TABLE OF CONTENTS

                                                                      Page No.

Introductory Statement.........................................................4

ARTICLE I
The Merger.....................................................................5
      Section 1.1.  Structure of the Merger....................................5
      Section 1.2.  Effect on Outstanding Shares of ABC Common Stock...........5
      Section 1.3.  Election and Proration Procedures..........................6
      Section 1.4.  Exchange Procedures........................................9
      Section 1.5.  Effect on Outstanding Shares of ASB Common Stock..........11
      Section 1.6.  Directors of AFH and ASB after Effective Time.............11
      Section 1.7.  Certificate of Incorporation and Bylaws of the Surviving
                    Institution...............................................11
      Section 1.8.  ABC Stock Options.........................................11
      Section 1.9.  ABC Restricted Stock......................................12
      Section 1.10. Dissenters' Rights........................................12

ARTICLE II
Representations and Warranties................................................13
      Section 2.1.  Representations and Warranties of ABC.....................13
      Section 2.2.  Representations and Warranties of AFH ....................27

ARTICLE III
Conduct Pending the Merger....................................................41
      Section 3.1.  Conduct of ABC's Business Prior to the Effective Time.....41
      Section 3.2.  Forbearance by ABC........................................41

ARTICLE IV
Covenants.....................................................................44
      Section 4.1.  Acquisition Proposals.....................................44
      Section 4.2.  Access and Information....................................45
      Section 4.3.  Applications; Consents....................................46
      Section 4.4.  Antitakeover Provisions...................................46
      Section 4.5.  Additional Agreements.....................................46
      Section 4.6.  Publicity.................................................47
      Section 4.7.  Stockholder Meeting.......................................47
      Section 4.8.  Registration of AFH Common Stock..........................47
      Section 4.9.  Affiliate Letters.........................................49
      Section 4.10. Notification of Certain Matters...........................49
      Section 4.11. Employees and Employee Benefit Matters....................49
      Section 4.12. Indemnification...........................................51
      Section 4.13. Dividends.................................................52
      Section 4.14  Section 16 Matters........................................52
      Section 4.15  Certain Policies and Actions of ABC.......................53

ARTICLE V
Conditions to Consummation....................................................53



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      Section 5.1.  Conditions to Each Party's Obligations....................53
      Section 5.2.  Conditions to the Obligations of AFH .....................54
      Section 5.3.  Conditions to the Obligations of ABC......................55

ARTICLE VI
Termination...................................................................56
      Section 6.1.  Termination...............................................56
      Section 6.2   Termination Fee...........................................57
      Section 6.3.  Effect of Termination.....................................58

ARTICLE VII
Closing, Effective Date and Effective Time....................................58
      Section 7.1.  Effective Date and Effective Time.........................58
      Section 7.2.  Deliveries at the Closing.................................58

ARTICLE VIII
Certain Other Matters.........................................................58
      Section 8.1.  Certain Definitions; Interpretation.......................58
      Section 8.2.  Survival..................................................62
      Section 8.3.  Waiver; Amendment.........................................62
      Section 8.4.  Counterparts..............................................62
      Section 8.5.  Governing Law.............................................62
      Section 8.6.  Expenses..................................................62
      Section 8.7.  Notices...................................................62
      Section 8.8.  Entire Agreement; etc.....................................63
      Section 8.9.  Successors and Assigns; Assignment........................64

EXHIBITS
      Exhibit A     ABC Stock Option Agreement
      Exhibit B     Form of Voting Agreement
      Exhibit C     Plan of Bank Merger
      Exhibit D     Form of Affiliate Letter

SCHEDULES
      Schedule 2.1(b)   Subsidiaries of ABC
      Schedule 2.1(c)   ABC Stock Options
      Schedule 2.1(f)   Consents and Approvals of ABC
      Schedule 2.1(l)   Material Contracts of ABC
      Schedule 2.1(n)   Employee Benefit Plan of ABC
      Schedule 2.1(s)   Problem Assets of ABC
      Schedule 2.2(b)   Subsidiaries of AFH
      Schedule 2.2(f)   Consents and Approvals of AFH
      Schedule 2.2(l)   Material Contracts of AFH
      Schedule 2.2(n)   Employee Benefit Plans of AFH
      Schedule 2.2(s)   Problem Assets of AFH
      Schedule 3.2      Permitted Activities


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                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


            This is an AGREEMENT AND PLAN OF MERGER, dated as of the 18th day of July, 2001 ("AGREEMENT"), by and among American Financial Holdings, Inc. ("AFH"), a Delaware corporation, American Savings Bank ("ASB"), a
Connecticut-chartered stock savings bank, and American Bank of Connecticut ("ABC"), a Connecticut-chartered stock savings bank.

                             INTRODUCTORY STATEMENT
                             ----------------------

            The Board of Directors of each of AFH and ABC (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are advisable and in the best interests of AFH and ABC, respectively, and in the best long-term interests of their respective stockholders, (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies and (iii) has approved, at meetings of each of such Boards of Directors, this Agreement.

            The parties hereto intend that the Merger as defined herein shall qualify as a reorganization under the provisions of Section 368(a) of the IRC (as defined in SECTION 8.1) for federal income tax purposes, and that the Merger shall be accounted for as a purchase transaction for accounting purposes.

            AFH and ABC desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

            As a condition and inducement to AFH's willingness to enter into this Agreement, (i) AFH and ABC are entering into a Stock Option Agreement dated as of the date hereof in the form of Exhibit A (the "ABC STOCK OPTION
                                     ---------
AGREEMENT"), pursuant to which ABC is granting to AFH an option to purchase shares of ABC Common Stock (as defined in SECTION 8.1) and (ii) certain shareholders of ABC, including each member of the Board of Directors of ABC, have entered into an agreement in the form attached hereto as Exhibit B pursuant to which he or she will vote his or her shares of ABC Common Stock in favor of the Agreement and the transactions contemplated hereby.

            In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:



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                                    ARTICLE I
                                   THE MERGER
                                   ----------

            Section 1.1.  Structure of the Merger. On the Effective Date (as
                          -----------------------
defined in SECTION 7.1), ABC will merge with and into ASB (the "MERGER") pursuant to the provisions of the Plan of Bank Merger substantially in the form attached hereto as Exhibit C, and with the effect provided for in, Connecticut Law (as defined in SECTION 8.1). Upon consummation of the Merger, the separate corporate existence of ABC shall cease. ASB shall be the surviving institution (hereinafter sometimes referred to in such capacity as the "SURVIVING INSTITUTION") in the Merger and shall continue to be governed by the laws of the State of Connecticut as a capital stock savings bank and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. From and after the Effective Time (as defined in SECTION 7.1), ASB shall possess all of the properties and rights and be subject to all of the liabilities and obligations of ABC, all as more fully described under Connecticut Law.

            Section 1.2.  Effect on Outstanding Shares of ABC Common Stock.
                          ------------------------------------------------

            (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of ABC Common Stock issued and outstanding at the Effective Time, other than Excluded Shares (as defined in SECTION 8.1), shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive at the election of the holder thereof as provided for in SECTION 1.3 (i) $30.00 in cash without interest (the "CASH CONSIDERATION"), (ii) 1.304 shares (the "EXCHANGE RATIO") of AFH Common Stock (as defined in SECTION 8.1) (the "STOCK CONSIDERATION") or (iii) a combination of the Cash Consideration and the Stock Consideration as set forth in SECTION 1.3. The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "MERGER CONSIDERATION."

            (b) Notwithstanding any other provision of this Agreement, no fraction of a share of AFH Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, AFH shall pay to each holder of ABC Common Stock who would otherwise be entitled to a fraction of a share of AFH Common Stock an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the AFH Price (as defined in SECTION 8.1).

            (c) If, between the date of this Agreement and the Effective Time (and as permitted by SECTION 3.2), the outstanding shares of AFH Common Stock or the outstanding shares of ABC Common Stock shall have been changed into a different number of shares or into a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be adjusted appropriately to provide the holders of ABC Common Stock the same economic effect as contemplated by this Agreement prior to such event.


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            (d) As of the Effective Time, each Excluded Share, other than
Dissenters' Shares (as defined in SECTION 1.9), shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. All shares of ABC Common Stock that are held by AFH, if any, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled. In addition, no Dissenters' Shares shall be converted into the Merger Consideration pursuant to this SECTION 1.2 but instead shall be treated in accordance with the provisions set forth in SECTION 1.9 of this Agreement.

            Section 1.3.  Election and Proration Procedures.
                          ---------------------------------

            (a) An election form (an "ELECTION FORM") and other appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing ABC Common Stock ("CERTIFICATES") shall pass, only upon proper delivery of such Certificates to American Stock Transfer & Trust Company, or such other bank or trust company designated by AFH and reasonably satisfactory to ABC (the "EXCHANGE AGENT"), in such form as ABC and AFH shall mutually agree shall be mailed on the Mailing Date (as defined below) to each holder of record of shares of ABC Common Stock (other than holders of Dissenters' Shares or shares of ABC Common Stock to be canceled as provided in SECTION 1.2(D)) as of a record date which shall be the same date as the record date for eligibility to vote on the Merger. The "MAILING DATE" shall be the date on which proxy materials relating to the Merger are mailed to holders of shares of ABC Common Stock.

            (b) Each Election Form shall entitle the holder of shares of ABC Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Cash Consideration for all of such holder's shares (a "CASH ELECTION"), (ii) elect to receive the Stock Consideration for all of such holder's shares (a "STOCK ELECTION"), (iii) elect to receive the Cash Consideration with respect to some of such holder's shares and the Stock Consideration with respect to such holder's remaining shares (a "MIXED ELECTION"), or (iv) make no election or to indicate that such holder has no preference as to the receipt of the Cash Consideration or the Stock Consideration (a "NON-ELECTION"). Holders of record of shares of ABC Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "REPRESENTATIVE") may submit multiple Election Forms, PROVIDED THAT such Representative certifies that each such Election Form covers all the shares of ABC Common Stock held by that Representative for a particular beneficial owner. Shares of ABC Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as "CASH ELECTION SHARES." Shares of ABC Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as "STOCK ELECTION SHARES." Shares of ABC Common Stock as to which no election has been made are referred to as "NON-ELECTION SHARES." The aggregate number of shares of ABC Common Stock with respect to which a Stock Election has been made is referred to herein as the "STOCK ELECTION NUMBER."


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            (c) To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., New York City time, on the 20th calendar day following the Mailing Date (or such other time and date as ABC and AFH may mutually agree) (the "ELECTION DEADLINE"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and, if required by AFH pursuant to SECTION 1.4(I), indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of ABC Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any ABC stockholder may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any ABC stockholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. All elections shall be revoked automatically if the Exchange Agent is notified in writing by AFH and ABC that this Agreement has been terminated. If a stockholder either (i) does not submit a properly completed Election Form by the Election Deadline, or (ii) revokes its Election Form prior to the Election Deadline, the shares of ABC Common Stock held by such stockholder shall be designated Non-Election Shares. AFH shall cause the Certificates representing ABC Common Stock described in (ii) to be promptly returned without charge to the person submitting the Election Form unless such person otherwise instructs the Exchange Agent in writing. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

            (d) Notwithstanding any other provision contained in this Agreement, 50% of the total number of shares of ABC Common Stock outstanding at the Effective Time (the "STOCK CONVERSION NUMBER"), shall be converted into the Stock Consideration and the remaining outstanding shares of ABC Common Stock shall be converted into the Cash Consideration (in each case, excluding (i) shares of ABC Common Stock to be canceled as provided in SECTION 1.2(D) and (ii) Dissenters' Shares (the shares remaining outstanding after such exclusion constituting, for purposes of this Agreement, the "OUTSTANDING ABC SHARES")). Notwithstanding anything to the contrary contained herein, in order that the Merger will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under
Section 368(a) of the IRC, as reasonably determined by counsel to AFH and ABC, AFH, in its sole discretion, may elect to increase the Exchange Ratio as necessary such that the Merger shall satisfy such requirements.


                                      7

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            (e) Within five business days after the later to occur of the
Election Deadline or the Effective Time, AFH shall cause the Exchange Agent to effect the allocation among holders of ABC Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

                  (i) If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration;

                  (ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "SHORTFALL NUMBER"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

                        (A) if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

                        (B) if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.




                                      8

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            Section 1.4.  Exchange Procedures.
                          -------------------

            (a) Appropriate transmittal materials (the "LETTER OF TRANSMITTAL") in a form satisfactory to AFH and ABC shall be mailed as soon as practicable after the Effective Time, but in no event later than five (5) business days after the Effective Time, to each holder of record of ABC Common Stock as of the Effective Time who did not submit an effective Election Form. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of ABC Common Stock to be converted thereby (each, a "CERTIFICATE").

            (b) At and after the Effective Time, each Certificate (except as specifically set forth in SECTION 1.2) shall represent only the right to receive the Merger Consideration multiplied by the number of shares of ABC Common Stock previously represented by the Certificate.

            (c) Prior to the Effective Time, AFH shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of ABC Common Stock, for exchange in accordance with this SECTION 1.4, an amount of cash sufficient to pay the aggregate Cash Consideration and the aggregate amount of cash in lieu of fractional shares to be paid pursuant to
SECTION 1.2, and AFH shall reserve for issuance with its transfer agent and registrar a sufficient number of shares of AFH Common Stock to provide for payment of the aggregate Stock Consideration.

            (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, (ii) be in a form and contain any other customary provisions as AFH may reasonably determine and (iii) include instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Certificates shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of AFH Common Stock that such holder has the right to receive pursuant to SECTION 1.2, if any, and (y) a check in the amount equal to the cash that such holder has the right to receive pursuant to SECTION 1.2, if any, (including any cash in lieu of fractional shares, if any, that such holder has the right to receive pursuant to SECTION 1.2) and any dividends or other distributions to which such holder is entitled pursuant to this SECTION 1.4. Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute AFH Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of AFH Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. If there is a transfer of ownership of any shares of ABC Common Stock not registered in the transfer records of ABC, the Merger Consideration shall be issued to the transferee thereof if the Certificates representing such ABC Common Stock are presented to the Exchange Agent, accompanied by all

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documents required, in the reasonable judgment of AFH and the Exchange Agent,
(x) to evidence and effect such transfer and (y) to evidence that any applicable stock transfer taxes have been paid.

            (e) No dividends or other distributions declared or made after the Effective Time with respect to AFH Common Stock shall be remitted to any person entitled to receive shares of AFH Common Stock hereunder until such person surrenders his or her Certificates in accordance with this SECTION 1.4. Upon the surrender of such person's Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of AFH Common Stock represented by such person's Certificates.

            (f) The stock transfer books of ABC shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of ABC of any shares of ABC Common Stock. If, after the Effective Time, Certificates are presented to AFH, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this SECTION 1.4.

            (g) Any portion of the aggregate amount of cash to be paid pursuant to SECTION 1.2, any dividends or other distributions to be paid pursuant to this
SECTION 1.4 or any proceeds from any investments thereof that remains unclaimed by the stockholders of ABC for one (1) year after the Effective Time shall be repaid by the Exchange Agent to AFH upon the written request of AFH. After such request is made, any stockholders of ABC who have not theretofore complied with this SECTION 1.4 shall look only to AFH for the Merger Consideration deliverable in respect of each share of ABC Common Stock such stockholder holds, as determined pursuant to SECTION 1.2 of this Agreement, without any interest thereon. If outstanding Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of AFH (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of ABC Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (h) AFH and the Exchange Agent shall be entitled to rely upon ABC's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, AFH and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.


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            (i) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to SECTION 1.2.

            Section 1.5.  Effect on Outstanding Shares of ASB Common Stock. At
                          ------------------------------------------------
and after the Effective Time, each share of ASB Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Institution and shall not be affected by the Merger.

            Section 1.6.  Directors of AFH and ASB after Effective Time. From
                          ---------------------------------------------
and after the Effective Time, until duly changed in compliance with applicable law, the Board of Directors of each of AFH and ASB shall consist of the current members of the respective Board of Directors of AFH and ASB.

            Section 1.7.  Certificate of Incorporation and Bylaws of the
                          ----------------------------------------------
Surviving Institution. The certificate of incorporation and bylaws of ASB in
---------------------
effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Institution until thereafter amended in accordance with applicable law.

            Section 1.8.  ABC Stock Options.
                          -----------------

            (a) Each option to purchase shares of ABC Common Stock issued by ABC and outstanding at the Effective Time (an "ABC OPTION") pursuant to the ABC 1984, 1993 and 1998 Incentive Stock Option Plans and the ABC Directors Stock Option Plan (the "ABC OPTION PLANS") shall be converted into an option to purchase shares of AFH Common Stock as follows:

                  (i) The aggregate number of shares of ABC Common Stock issuable upon the exercise of the converted ABC Option after the Effective Time shall be equal to the product of the Exchange Ratio (as subject to adjustment in SECTION 1.3(D)) multiplied by the number of shares of ABC Common Stock issuable upon exercise of the ABC Option immediately prior to the Effective Time, such product to be rounded to the nearest whole share of AFH Common Stock; and

                  (ii) the exercise price per share of each converted ABC Option shall be equal to the quotient of the exercise price of such ABC Option immediately prior to the Effective Time divided by the Exchange Ratio (as subject to adjustment in Section 1.3(d)), such quotient to be rounded to the nearest whole cent; PROVIDED, HOWEVER, that, in the case of any ABC Option that is intended to qualify as an incentive stock option under Section 422 of the IRC, the number of shares of AFH Common Stock issuable upon exercise of and the exercise price per share for such converted ABC Option determined in the manner provided above shall be further adjusted in such manner as AFH may determine to be necessary to conform to the requirements of Section 424(b) of the IRC. Options to purchase shares of AFH Common Stock that arise from the operation of this SECTION 1.8 shall be referred to as the "CONVERTED OPTIONS." All Converted Options shall be exercisable for the same period and shall otherwise have the same terms and conditions applicable to the ABC Options that they replace. Prior to the Effective Time, AFH shall take, or cause to be taken, all necessary action to effect the intent of the provisions set forth in this SECTION 1.8.

            (b) Concurrently with the reservation of shares of AFH Common Stock to provide for the payment of the Merger Consideration, AFH shall take all corporate action necessary to reserve for future issuance a sufficient additional number of shares of AFH Common Stock to provide for the satisfaction of its obligations with respect to the Converted Options. Within 15 business days after the Effective Time, AFH shall file a registration statement on Form S-8 (or any successor or other appropriate form) and make any state filings or obtain state exemptions with respect to the AFH Common Stock issuable upon exercise of the Converted Options.

            Section 1.9.  ABC Restricted Stock. Each restricted share of ABC
                          --------------------
Common Stock as disclosed in Schedule 1.9 (each, an "ABC RESTRICTED SHARE") that
                             ------------
is outstanding immediately prior to the Effective Time shall vest and become free of restrictions to the extent provided by the terms thereof. Each award of ABC Restricted Shares shall be converted, as of the Effective Time, into the Merger Consideration and the aggregate Merger Consideration, net of any cash which must be withheld under federal and state income and employment tax requirements, shall be delivered to the respective holders of ABC Restricted Shares as soon as practicable following the Effective Time.

            Section 1.10  Dissenters' Rights.  Notwithstanding any other
                          ------------------
provision of this Agreement to the contrary, shares of ABC Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have demanded appraisal for such shares in accordance with Sections 33-855 to 33-872, inclusive, of the Connecticut General Statutes Annotated (the "APPRAISAL STATUTES") (collectively, the "DISSENTERS' SHARES") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of the Appraisal Statutes, except that all Dissenters' Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares under the Appraisal Statutes shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in SECTION 1.4 of the ABC Certificate or ABC Certificates that, immediately prior to the Effective Time, evidenced such shares. ABC shall give AFH (i) prompt notice of any written demands for appraisal of any shares of ABC Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the Appraisal Statutes and received by ABC relating to stockholders' rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the Appraisal Statutes consistent with the obligations of ABC thereunder. ABC shall not, except with the prior written consent of AFH, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for appraisal or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the Appraisal Statutes.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------


            Section 2.1.   Representations and Warranties of ABC. ABC represents
                           -------------------------------------
and warrants to AFH, except as set forth in the disclosure schedules delivered by ABC concurrent herewith (irrespective of whether the schedule is referenced below), that:

            (a)   Organization.
                  ------------

                  (i) ABC is a state chartered savings bank duly organized and validly existing under the laws of the State of Connecticut. The deposits of ABC are insured by the Bank Insurance Fund of the FDIC (as defined in SECTION 8.1) to the extent provided in the FDIA (as defined in SECTION 8.1).

                  (ii) ABC has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. ABC is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on ABC (as defined in SECTION 8.1).

            (b)   Subsidiaries.
                  ------------

                  (i) Schedule 2.1(b) sets forth (A) the name, percentage
                      ---------------
ownership and number of shares of stock owned or controlled by ABC of each Subsidiary (as defined in SECTION 8.1); and (B) the jurisdiction of incorporation, capitalization and ownership of each Subsidiary. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to investments in equity ownership interests by Connecticut chartered savings banks.

                  (ii) ABC owns of record and beneficially all the capital stock of each of its Subsidiaries, free and clear of any claims, liens, encumbrances or restrictions and there are no agreements or understandings with respect to the voting or disposition of any such shares. The outstanding shares of capital stock of each Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. Each of ABC's Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on ABC.

                  (iii) None of ABC's Subsidiaries holds shares of its capital stock in its treasury, and there are not, and on the Closing Date there will not be, outstanding (A) any options, warrants or other rights with respect to the capital stock of any Subsidiary, (B) any securities convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary or (C) any other commitments of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

                  (iv) No Subsidiary of ABC is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder.

            (c)   Capital Structure.
                  -----------------

                  (i) The authorized capital stock of ABC consists only of 12,000,000 shares of ABC Common Stock; and

                  (ii)  As of the date of this Agreement:

                        (A) 4,782,200 shares of ABC Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable;

                        (B) 860,500 shares of ABC Common Stock are reserved for issuance pursuant to outstanding ABC Options under the ABC Option Plans;


                        (C) 477,090 shares of ABC Common Stock are reserved for issuance pursuant to the ABC Stock Option Agreement; and

                        (D) No shares of ABC Common Stock are held by ABC in its treasury or by its Subsidiaries.

                  (iii) Set forth on Schedule 2.1(c) is a complete and accurate
                                     ---------------
list of all outstanding ABC Options, including the names of the optionees, dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to each grant.

                  (iv) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of ABC may vote are issued or outstanding.

                  (v) Except as set forth in this SECTION 2.1(C) or on Schedule
                                                                       --------
2.1(c), as of the date of this Agreement, (A) no shares of capital stock or
------
other voting securities of ABC are issued, reserved for issuance or outstanding and (B) neither ABC nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating ABC or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of ABC or obligating ABC or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of ABC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of ABC or any of its Subsidiaries.

                  (vi) Set forth in Schedule 2.1(c) is a complete and accurate
                                    ---------------
list of all outstanding ABC Restricted Shares that have been awarded by ABC, including the names of the recipients, dates of award, dates of vesting, dates of termination, and shares subject to each award.

            (d) Authority. ABC has all requisite corporate power and authority
                ---------
to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of ABC's Board of Directors, and no other corporate proceedings on the part of ABC (except for matters relating to setting the date, time, place and record date for the Stockholder Meeting (as defined in SECTION 4.7)) are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than the approval and adoption of this Agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of ABC Common Stock. This Agreement has been duly and validly executed and delivered by ABC and constitutes a valid and binding obligation of ABC, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

            (e)   Fairness Opinion.  ABC has received the opinion of Sandler
                  ----------------
O'Neill & Partners, L.P. to the effect that, as of the date hereof, the Merger Consideration to be received by ABC's stockholders is fair, from a financial point of view, to such stockholders.

            (f)   No Violations; Consents.
                  -----------------------

                  (i) The execution, delivery and performance of this Agreement by ABC do not, and the consummation of the transactions contemplated by this Agreement will not, (A) assuming that the consents and approvals referred to in
SECTION 2.1(F)(II) are obtained, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which ABC or any of its Subsidiaries (or any of their respective properties) is subject, (B) violate the charter or bylaws of ABC or the similar organizational documents of any of its Subsidiaries or (C) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of ABC or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which ABC or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject, except, in the case of (C), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on ABC.

                  (ii) Except for (A) the filing of an application with the FDIC (as defined in SECTION 8.1) under the FDIA (as defined in SECTION 8.1) and approval of such application, (B) the filing of the Proxy Statement (as defined in SECTION 4.9) with the FDIC and its approval by the FDIC, (C) the filing of an application with the Department (as defined in SECTION 8.1) under Connecticut Law and its approval by the Department, (D) the filing of the Plan of Bank Merger with the Connecticut Secretary of State pursuant to Connecticut Law, (E) the registration under the Securities Act (as defined in SECTION 8.1) of the shares of AFH Common Stock to be issued in exchange for shares of ABC Common Stock, (F) the registration or qualification of the shares of AFH Common Stock to be issued in exchange for shares of ABC Common Stock under state securities or "blue sky" laws, (G) the filing with the Department of an acquisition statement pursuant to Section 36a-184 of Connecticut Law prior to the acquisition of more than 10% of the ABC Common Stock pursuant to the ABC Stock Option Agreement, if not exempt, and (H) such filings, authorizations or approvals as may be set forth in Schedule 2.1(f), no consents or approvals of or
                                 ---------------
filings or registrations with any Governmental Entity (as defined in SECTION 8.1) or with any third party are necessary in connection with the execution and delivery by ABC of this Agreement or the consummation by ABC of the Merger and the other transactions contemplated by this Agreement, except in each case, for such consents, approvals or filings, the failure of which to obtain will not have a Material Adverse Effect on the ability of ABC to consummate the transactions contemplated hereby. As of the date hereof, ABC knows of no reason pertaining to ABC why any of the approvals referred to in this SECTION 2.1(F) should not be obtained without the imposition of any material condition or restriction described in SECTION 5.1(B).

            (g)   Reports and Financial Statements.
                  --------------------------------

                  (i) ABC and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1998 with (A) the FDIC, (B) the Department and (C) the AMEX (as defined in SECTION 8.1) (collectively, "ABC'S REPORTS") and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, none of ABC's Reports filed with the FDIC pursuant to 12 C.F.R. Part 335 since December 31, 1998 contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All of ABC's Reports filed with the FDIC pursuant to 12 C.F.R. Part 335 since December 31, 1998 complied in all material respects with the applicable requirements of 12 C.F.R. Part 335.

                  (ii) Each of the financial statements of ABC included in ABC's Reports filed with the FDIC complied as to form, as of their respective dates of filing with the FDIC, in all material respects with applicable accounting requirements and with the published rules and regulations of the FDIC with respect thereto. The financial statements included in ABC's Reports were prepared from the books and records of ABC and its Subsidiaries, fairly present the consolidated financial position of ABC and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of ABC and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP (as defined in SECTION 8.1); PROVIDED, HOWEVER, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack a statement of cash flows and footnotes.

            (h) Absence of Certain Changes or Events. Except as disclosed in
                ------------------------------------
ABC's Reports filed with the FDIC prior to the date of this Agreement or as disclosed in Schedule 2.1(h) or in connection with this Agreement and the
             ---------------
transactions contemplated hereby, since December 31, 2000, (i) ABC and its Subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with past practice, (ii) ABC and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices, (iii) there has not been any Material Adverse Effect on ABC, (iv) there has been no increase in the salary, compensation, pension or other benefits payable or to become payable by ABC or any of its Subsidiaries to any of their respective directors, officers or employees, other than in conformity with the policies and practices of such entity in the usual and ordinary course of its business, (v) neither ABC nor any of its Subsidiaries has paid or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of their directors, officers or employees, other than in conformity with the policies and practices of such entity in the usual and ordinary course of its business, and (vi) there has been no change in any accounting principles, practices or methods of ABC or any of its Subsidiaries other than in accordance with GAAP.

            (i) Absence of Claims. Except as disclosed in Schedule 2.1(i), there
                -----------------                         ---------------
are no suits, actions or proceedings pending or, to the knowledge of ABC, threatened against or affecting ABC or any of its Subsidiaries or any property or asset of ABC or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on ABC, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against ABC which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on ABC.

            (j) Absence of Regulatory Actions. Since December 31, 1998, neither
                -----------------------------
ABC nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from any Government Regulator (as defined in SECTION 8.1), or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

            (k) Taxes. All federal, state, local and foreign tax returns
                -----
required to be filed by or on behalf of ABC or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by ABC or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on ABC's balance sheet (in accordance with GAAP). As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of ABC or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where ABC or any of its Subsidiaries do not file tax returns that ABC or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to ABC or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on ABC's balance sheet (in accordance with GAAP). ABC and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. ABC and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and ABC and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

            (l)   Agreements.
                  ----------

                  (i) Except for the ABC Stock Option Agreement and this Agreement, ABC and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), to be performed after the date hereof that has not been filed with or incorporated by reference in ABC's Reports.

                  (ii) Schedule 2.1(l) lists any contract, arrangement,
                       ---------------
commitment or understanding (whether written or oral) to which ABC or any of its Subsidiaries is a party or is bound:

                        (A) with any executive officer or other key employee of ABC or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving ABC or any of its Subsidiaries of the nature contemplated by this Agreement;

                        (B) with respect to the employment of any directors, officers employees or consultants;

                        (C) (including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                        (D) containing covenants that limit the ability of ABC or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, ABC (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

                        (E) pursuant to which ABC or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity;

                        (F) not fully disclosed in ABC's Reports that relates to borrowings of money (or guarantees thereof) by ABC or any of its Subsidiaries, other than in the ordinary course of business; or

                        (G) which is a lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $25,000 on an annual basis.

To the knowledge of ABC, each of the agreements and other documents referenced in Schedule 2.1(l) is a valid, binding and enforceable obligation of the parties
   ---------------
sought to be bound thereby, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity. ABC has previously delivered to AFH true and complete copies of each agreement and other documents referenced in Schedule
                                                                    --------
2.1(l).
------

                  (iii) Neither ABC nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of ABC, no other party to any such agreement (excluding any loan or extension of credit made by ABC or any of its Subsidiaries) is in default in any respect thereunder, except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on ABC.

                  (iv) ABC and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, and neither ABC nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of ABC and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing.

            (m)  Labor Matters. ABC and its Subsidiaries are in material
                 -------------
compliance with all applicable laws respecting employment, retention of independent contractors and employment practices, terms and conditions of employment and wages and hours. Neither ABC nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is ABC or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving ABC or any of its Subsidiaries pending or threatened.

            (n)   Employee Benefit Plans.
                  ----------------------

                  (i) Schedule 2.1(n) contains a complete and accurate list of
                      ---------------
all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA (as defined in SECTION 8.1), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto in effect with respect to any present or former directors, officers or other employees of ABC or any of its Subsidiaries (hereinafter referred to collectively as the "ABC EMPLOYEE PLANS"). ABC has previously delivered or made available to AFH true and complete copies of each agreement, plan and other documents referenced in Schedule 2.1(n). There has been no
                                       ---------------
announcement or commitment by ABC or any of its Subsidiaries to create an additional ABC Employee Plan, or to amend any ABC Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such ABC Employee Plan.

                  (ii) There is no pending or, to the knowledge of ABC, threatened litigation, administrative action or proceeding relating to any ABC Employee Plan. All of the ABC Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. Except as disclosed in Schedule 2.1(n), there has occurred no "prohibited
                       ---------------
transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the ABC Employee Plans which is likely to result in the imposition of any penalties or taxes upon ABC or any of its Subsidiaries under
Section 502(i) of ERISA or Section 4975 of the IRC.

                  (iii) No liability to the Pension Benefit Guarantee Corporation other than for the payment of premiums has been or is expected by ABC or any of its Subsidiaries to be incurred with respect to any ABC Employee Plan which is subject to Title IV of ERISA ("ABC PENSION PLAN"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by ABC or any ERISA Affiliate (as defined in SECTION 8.1). Except as disclosed in Schedule 2.1(n), no ABC Pension Plan had an
                             ---------------
"accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each ABC Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such ABC Pension Plan as of the end of the most recent plan year with respect to the respective ABC Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such ABC Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any ABC Pension Plan within the 12-month period ending on the date hereof. Neither ABC nor any of its Subsidiaries has provided, or is required to provide, security to any ABC Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither ABC, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

                  (iv) Except as disclosed on Schedule 2.1(n), each ABC Employee
                                              ---------------
Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (a "ABC QUALIFIED PLAN") has received a favorable determination letter from the IRS (as defined in SECTION 8.1), and ABC and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter other than changes in law as to which the remedial amendment period has not expired. Each ABC Qualified Plan that is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the IRC) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the IRC and the regulations thereunder in all respects and any assets of any such ABC Qualified Plan that, as of the end of the plan year, are not allocated to participants' individual accounts may be applied to satisfy, any securities acquisition indebtedness.

                  (v) ABC and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any ABC Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. With respect to ABC or any of its Subsidiaries, for the ABC Employee Plans listed in Schedule 2.1(n), the
                                                   ---------------
execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by ABC or any of its Subsidiaries to any person which is an "excess parachute payment" (as defined in Section 280G of the IRC) or is a nondeductible payment under Section 162(m) of the IRC, increase or secure (by way of a trust or other vehicle) any benefits payable under any ABC Employee Plan or accelerate the time of payment or vesting of any such benefit.

            (o) Title to Assets. ABC and each of its Subsidiaries has good and
                ---------------
marketable title to its properties and assets (including any intellectual property asset such as any trademark, service mark, trade name or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer whether real or personal, tangible or intangible, in each case free and clear of any liens, security interests, encumbrances, mortgages, pledges, restrictions, charges or rights or interests of others, except pledges to secure deposits and other liens, security interests, encumbrances, mortgages, pledges, restrictions, charges or rights or interests of others incurred in the ordinary course of business. Each lease pursuant to which ABC or any of its Subsidiaries is lessee or lessor is valid and in full force and effect and neither ABC nor any of its Subsidiaries, nor to the knowledge of ABC, any other party to any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of ABC and each of its Subsidiaries are in a good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by ABC to be adequate for the current business of ABC and its Subsidiaries, except for those for which the failure to conform would not have a Material Adverse Effect on ABC. To the knowledge of ABC, none of the buildings, structures or other improvements located on its real property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way.

            (p) Compliance with Laws. ABC and each of its Subsidiaries has all
                --------------------
permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted, except for those that will not have a Material Adverse Effect on ABC; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of ABC, no suspension or cancellation of any of them is threatened. Neither ABC nor any of its Subsidiaries is in violation of, and ABC and its Subsidiaries have not been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on ABC.

            (q) Fees. Other than financial advisory services performed for ABC
                ----
by Sandler O'Neill & Partners, L.P. ("SANDLER O'NEILL") pursuant to a letter agreement dated July 3, 2001, a true and complete copy of which has been previously delivered to AFH, neither ABC nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for ABC or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

            (r) Environmental Matters. There is no suit, claim, action, demand,
                ---------------------
executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of ABC, threatened before any court, governmental agency or board or other forum against ABC or any of its Subsidiaries for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries. To ABC's knowledge, the properties currently owned or operated by ABC or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law. Neither ABC nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive, request or other communication (written or oral) for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law. To ABC's knowledge, there are no underground storage tanks on, in or under any properties owned or operated by ABC or any of its Subsidiaries and no underground storage tanks have been closed or removed from any properties owned or operated by ABC or any of its Subsidiaries. To ABC's knowledge, during the period of ABC's or any of its Subsidiaries' ownership or operation of any of their respective current properties, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To ABC's knowledge, prior to the period of ABC's or any of its Subsidiaries' ownership or operation of any of their respective current properties, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

            (s)   Loan Portfolio; Allowance; Asset Quality.
                  ----------------------------------------

                  (i) With respect to each Loan (as defined in SECTION 8.1) owned by ABC or its Subsidiaries in whole or in part:

                        (A) to the knowledge of ABC, the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                        (B) neither ABC nor any of its Subsidiaries, nor any prior holder of a loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable loan file;

                        (C) ABC or a Subsidiary of ABC is the sole holder of legal and beneficial title to each loan (or ABC's or its Subsidiary's applicable participation interest, as applicable), except as otherwise referenced on the books and records of ABC or a Subsidiary of ABC;

                        (D) the note and the related security documents, copies of which are included in the loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable loan file;

                        (E) there is no pending or, to the knowledge of ABC, threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a loan, except as otherwise referenced on the books and records of ABC;

                        (F) to the knowledge of ABC, there is no litigation or proceeding pending or threatened relating to the property that serves as security for a loan that would have a Material Adverse Effect upon the related loan; and

                        (G) with respect to a loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms.

                  (ii) The allowance for possible loan losses reflected in ABC's audited balance sheet at December 31, 2000 was, and the allowance for possible losses shown on the balance sheets in ABC's Reports for periods ending after December 31, 2000, in the opinion of management, was or will be adequate, as of the dates thereof, under GAAP.

                  (iii) Schedule 2.1(s) sets forth a true and complete listing,
                        ---------------
as of June 30, 2001, of:

                        (A) all Loans that have been classified (whether regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import listed by category, including the amounts thereof; and

                        (B) Loans (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on a non-accrual status, (3) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the Loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (4) where a specific reserve allocation exists in connection therewith, listed by category, including the amounts thereof.

                  (iv) To the knowledge of ABC, neither ABC nor any of its Subsidiaries is a party to any Loan that is in violation of any law, regulation or rule of any Governmental Entity. Any asset of ABC or any of its Subsidiaries that is classified as "Real Estate Owned" or words of similar import that is included in any non-performing assets of ABC or any of its Subsidiaries is listed on Schedule 2.1(s) and is carried net of reserves at the lower of cost or
          ---------------
fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; PROVIDED, HOWEVER, that "current" shall mean within the past 12 months.

            (t)   Deposits.  None of the deposits of ABC or any of its
                  --------
Subsidiaries is a "brokered" deposit.

            (u)  Antitakeover Provisions Inapplicable. No actions are required
                 ------------------------------------
of ABC and its Subsidiaries to exempt AFH, the Agreement, and the Merger from any provisions of an antitakeover nature contained in ABC's and its Subsidiaries' organizational documents and the provisions of applicable "fair price," "moratorium" or "control share acquisition" laws.

            (v)   Insurance. In the opinion of management, ABC and its
                  ---------
Subsidiaries are presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by ABC and its Subsidiaries are in full force and effect, ABC and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

            (w)   Investment Securities; Derivatives.
                  ----------------------------------

                  (i) Except for restrictions that exist for securities to be classified as "held to maturity" and except as disclosed in Schedule 2.1(w),
                                                            ---------------
none of the investment securities held by ABC or any of its Subsidiaries, is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                  (ii) Except as disclosed in Schedule 2.1(w), neither ABC nor
                                              ---------------
any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

            (x) Indemnification. Except as provided in the certificate of
                ---------------
incorporation or bylaws of ABC and the similar organizational documents of its Subsidiaries, neither ABC nor any Subsidiary is a party to any agreement that provides for the indemnification of any of its present or former directors, officers or employees, or other persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of ABC and, to the knowledge of ABC, there are no claims for which any such person would be entitled to indemnification under the certificate of incorporation or bylaws of ABC or the similar organizational documents of any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

            (y) Books and Records. The books and records of ABC and its
                -----------------
Subsidiaries on a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

            (z) Corporate Documents. ABC has previously furnished or made
                -------------------
available to AFH a complete and correct copy of the charter, bylaws and similar organizational documents of ABC and each of ABC's Subsidiaries, as in effect as of the date of this Agreement. Neither ABC nor any of ABC's Subsidiaries is in violation of its charter, bylaws or similar organizational documents. The minute books of ABC and each of ABC's Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.

            (aa) Community Reinvestment Act Compliance. ABC is in material
                 -------------------------------------
compliance with the applicable provisions of the CRA (as defined in SECTION 8.1) and the regulations promulgated thereunder, and ABC currently has a CRA rating of satisfactory or better. To the knowledge of ABC, there is no fact or circumstance or set of facts or circumstances that would cause ABC to fail to comply with such provisions or cause the CRA rating of ABC to fall below satisfactory.

            (bb) Undisclosed Liabilities. Except as disclosed in Schedule
                 -----------------------                         --------
2.1(cc), as of the date hereof, ABC and its Subsidiaries have not incurred any
-------
debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) except for
(i) liabilities reflected on or reserved against in the consolidated financial statements of ABC as of March 31, 2001, (ii) liabilities incurred since March 31, 2001 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on ABC and
(iii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

            (cc) Tax Treatment of the Merger. ABC has no knowledge of any fact
                 ---------------------------
or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under the IRC.

            (dd) Plan of Bank Merger. The Board of Directors of ABC have duly
                 -------------------
adopted and executed the Plan of Bank Merger in accordance with Section 36a-125 of the Connecticut General Statutes Annotated.

            Section 2.2.  Representations and Warranties of AFH. AFH represents
                          -------------------------------------
and warrants to ABC, except as set forth in the disclosure schedules, that:

            (a)   Organization.
                  ------------

                  (i) AFH is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is registered as a savings and loan holding company.

                  (ii) ASB is a state chartered savings bank duly organized and validly existing under the laws of the State of Connecticut. The deposits of ASB are insured by the Bank Insurance Fund of FDIC to the extent provided in the FDIA.

                  (iii) AFH and ASB each has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. AFH and ASB are each duly qualified or licensed as a foreign corporation to transact business and are in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on AFH.

            (b)   Subsidiaries.
                  ------------

                  (i) Schedule 2.2(b) sets forth (A) the name, percentage
                      ---------------
ownership and number of shares of stock owned or controlled by AFH of each Subsidiary; and (B) the jurisdiction of incorporation, capitalization and ownership of each Subsidiary. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to investments in equity ownership interests by savings and loan holding companies or state chartered savings banks.

                  (ii) AFH owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any claims, liens, encumbrances or restrictions and there are no agreements or understandings with respect to the voting or disposition of any such shares. The outstanding shares of capital stock of each Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. Each of AFH's Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on AFH.

                  (iii) None of AFH's Subsidiaries holds shares of its capital stock in its treasury, and there are not, and on the Closing Date there will not be, outstanding (A) any options, warrants or other rights with respect to the capital stock of any Subsidiary, (B) any securities convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary or (C) any other commitments of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

                  (iv) No Subsidiary of AFH other than ASB is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder.

            (c)   Capital Structure.
                  -----------------

                  (i)   The authorized capital stock of AFH consists of:

                        (A)   120,000,000 shares of AFH Common Stock; and

                        (B) 10,000,000 of preferred stock, par value $.01 per share.

                  (ii)  As of the date of this Agreement:

                        (A) 22,365,831 shares of AFH Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable;

                        (B) no shares of AFH preferred stock are issued and outstanding or held in AFH's treasury;

                        (C) 4,041,954 shares of AFH Common Stock are reserved for issuance pursuant to outstanding grants or awards under AFH's stock-based incentive plan; and

                        (D) 6,585,389 shares of AFH Common Stock are held by AFH in its treasury or by its Subsidiaries.

                  (iii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of AFH may vote are issued or outstanding.

                  (iv) Except as set forth in this SECTION 2.2(C), as of the date of this Agreement, (A) no shares of capital stock or other voting securities of AFH are issued, reserved for issuance or outstanding and (B) neither AFH nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating AFH or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of AFH or obligating AFH or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of AFH or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of AFH or any of its Subsidiaries.

                  (v) The shares of AFH Common Stock to be issued in exchange for shares of ABC Common Stock upon consummation of the Merger in accordance with this Agreement have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

            (d) Authority. AFH has all requisite corporate power and authority
                ---------
to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of AFH's Board of Directors, and no other corporate proceedings on the part of AFH are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by AFH and constitutes a valid and binding obligation of AFH, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

            (e) Fairness Opinion. AFH has received the opinion of Keefe,
                ----------------
Bruyette & Woods, Inc. to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to AFH's stockholders.

            (f)   No Violations; Consents.
                  -----------------------

                  (i) The execution, delivery and performance of this Agreement by AFH do not, and the consummation of the transactions contemplated by this Agreement will not, (A) assuming that the consents and approvals referred to in
SECTION 2.2(F)(II) are obtained, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which AFH or any of its Subsidiaries (or any of their respective properties) is subject, (B) violate the certificate of incorporation or bylaws of AFH or the similar organizational documents of any of its Subsidiaries or (C) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of AFH or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which AFH or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject, except, in the case of (C), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on AFH.

                  (ii) Except for (A) the filing of an application with the FDIC under the FDIA and approval of such application, (B) the filing of an application with the Department under the Connecticut Law and approval of such application, (C) the filing of a certificate of merger with the Connecticut Secretary of State pursuant to Connecticut Law, (D) the registration under the Securities Act of the shares of AFH Common Stock to be issued in exchange for shares of ABC Common Stock, (E) the registration or qualification of the shares of AFH Common Stock to be issued in exchange for shares of ABC Common Stock under state securities or "blue sky" laws, and (F) such filings, authorizations or approvals as may be set forth in Schedule 2.2(f), no consents or approvals of
                                    ---------------
or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by AFH of this Agreement or the consummation by AFH of the Merger and the other transactions contemplated by this Agreement. As of the date hereof, AFH knows of no reason pertaining to AFH why any of the approvals referred to in this SECTION 2.2(F) should not be obtained without the imposition of any material condition or restriction described in SECTION 5.1(B).

            (g)   Reports and Financial Statements.
                  --------------------------------

                  (i) AFH and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1998 with (A) the FDIC, (B) the Department, (C) the NASD and (D) the SEC (collectively, "AFH'S REPORTS") and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, none of AFH's Reports filed with the SEC contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All of AFH's Reports filed with the SEC complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

                  (ii) Each of the financial statements of AFH included in AFH's Reports filed with the SEC complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements included in AFH's Reports were prepared from the books and records of AFH and its Subsidiaries, fairly present the consolidated financial position of AFH and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of AFH and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; PROVIDED, HOWEVER, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack a statement of cash flows and footnotes.

            (h) Absence of Certain Changes or Events. Except as disclosed in
                ------------------------------------
AFH's Reports filed with the SEC prior to the date of this Agreement, since March 31, 2001, (i) AFH and its Subsidiaries have not incurred any liability, except in the ordinary course of their business consistent with past practice,
(ii) AFH and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices, (iii) there has not been any Material Adverse Effect with respect to AFH, (iv) there has been no increase in the salary, compensation, pension or other benefits payable or to become payable by AFH or any of its Subsidiaries to any of their respective directors, officers or employees, other than in conformity with the policies and practices of such entity in the usual and ordinary course of its business, (v) neither AFH nor any of its Subsidiaries has paid or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of their directors, officers or employees, and (vi) there has been no change in any accounting principles, practices or methods of AFH or any of its Subsidiaries other than as required by GAAP.

            (i) Absence of Claims. There are no suits, actions or proceedings
                -----------------
pending or, to the knowledge of AFH, threatened against or affecting AFH or any of its Subsidiaries or any property or asset of AFH or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on AFH, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against AFH which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on AFH.

            (j) Absence of Regulatory Actions. Since December 31, 1998, neither
                -----------------------------
AFH nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

            (k) Taxes. All federal, state, local and foreign tax returns
                -----
required to be filed by or on behalf of AFH or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by AFH or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on AFH's balance sheet (in accordance with GAAP). As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of AFH or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where AFH or any of its Subsidiaries do not file tax returns that AFH or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to AFH or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on AFH's balance sheet (in accordance with GAAP). AFH and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. AFH and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and AFH and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

            (l)   Agreements.
                  ----------

                  (i) Except for this Agreement, AFH and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), to be performed after the date hereof that has not been filed with or incorporated by reference in AFH's Reports.

                  (ii) Schedule 2.2(l) lists any contract, arrangement,
                       ---------------
commitment or understanding (whether written or oral) to which AFH or any of its Subsidiaries is a party or is bound:

                        (A) with any executive officer or other key employee of AFH or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving AFH or any of its Subsidiaries of the nature contemplated by this Agreement;

                        (B) with respect to the employment of any directors, officers employees or consultants;

                        (C) (including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                        (D) containing covenants that limit the ability of AFH or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, AFH (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

                        (E) pursuant to which AFH or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity;

                        (F) not fully disclosed in AFH's Reports that relates to borrowings of money (or guarantees thereof) by AFH or any of its Subsidiaries, other than in the ordinary course of business; or

                        (G) which is a lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $25,000 on an annual basis.

To the knowledge of AFH, each of the agreements and other documents referenced in Schedule 2.2(l) is a valid, binding and enforceable obligation of the parties
   ---------------
sought to be bound thereby, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity. AFH has previously delivered to ABC true and complete copies of each agreement and other documents referenced in Schedule
                                                                    --------
2.2(l).
------

                  (iii) Neither AFH nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of AFH, no other party to any such agreement (excluding any loan or extension of credit made by AFH or any of its Subsidiaries) is in default in any respect thereunder, except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on AFH.

                  (iv) AFH and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, and neither AFH nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of AFH and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing.

            (m) Labor Matters. AFH and its Subsidiaries are in material
                -------------
compliance with all applicable laws respecting employment, retention of independent contractors and employment practices, terms and conditions of employment and wages and hours. Neither AFH nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is AFH or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving AFH or any of its Subsidiaries pending or threatened.

            (n)   Employee Benefit Plans.
                  ----------------------

                  (i) Schedule 2.2(n) contains a complete and accurate list of
                      ---------------
all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of AFH or any of its Subsidiaries (hereinafter referred to collectively as the "AFH EMPLOYEE PLANS"). AFH has previously delivered or made available to ABC true and complete copies of each agreement, plan and other agreements referenced in Schedule 2.2(n).
                                                           ---------------
There has been no announcement or commitment by AFH or any of its Subsidiaries to create an additional AFH Employee Plan, or to amend any AFH Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such AFH Employee Plan.

                  (ii) There is no pending or threatened litigation, administrative action or proceeding relating to any AFH Employee Plan. All of the AFH Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the AFH Employee Plans which is likely to result in the imposition of any penalties or taxes upon AFH or any of its Subsidiaries under
Section 502(i) of ERISA or Section 4975 of the IRC.

                  (iii) No liability to the Pension Benefit Guarantee Corporation has been or is expected by AFH or any of its Subsidiaries to be incurred with respect to any AFH Employee Plan which is subject to Title IV of ERISA ("AFH PENSION PLAN"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by AFH or any ERISA Affiliate. No AFH Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each AFH Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such AFH Pension Plan as of the end of the most recent plan year with respect to the respective AFH Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such AFH Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any AFH Pension Plan within the 12-month period ending on the date hereof. Neither AFH nor any of its Subsidiaries has provided, or is required to provide, security to any AFH Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither AFH, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

                  (iv) Each AFH Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (a "AFH QUALIFIED PLAN") has received a favorable determination letter from the IRS, and AFH and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each AFH Qualified Plan that is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the IRC) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the IRC and the regulations thereunder in all respects and any assets of any such AFH Qualified Plan that, as of the end of the plan year, are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness.

            (o) Title to Assets. AFH and each of its Subsidiaries has good and
                ---------------
insurable title to its properties and assets (including any intellectual property asset such as any trademark, service mark, trade name or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer whether real or personal, tangible or intangible, in each case free and clear of any liens, security interests, encumbrances, mortgages, pledges, restrictions, charges or rights or interests of others, except pledges to secure deposits and other liens incurred in the ordinary course of business. Each lease pursuant to which AFH or any of its Subsidiaries is lessee or lessor is valid and in full force and effect and neither AFH nor any of its Subsidiaries, nor any other party to any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of AFH and each of its Subsidiaries are in a good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by AFH to be adequate for the current business of AFH and its Subsidiaries. To the knowledge of AFH, none of the buildings, structures or other improvements located on its real property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way.

            (p) Compliance with Laws. AFH and each of its Subsidiaries has all
                --------------------
permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened. Neither AFH nor any of its Subsidiaries is in violation of, and AFH and its Subsidiaries have not been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on AFH.

            (q) Fees. Other than financial advisory services performed for AFH
                ----
by Keefe, Bruyette & Woods, Inc. pursuant to an agreement dated July 3, 2001, a true and complete copy of which have been previously delivered to ABC, neither AFH nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for AFH or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

            (r) Environmental Matters. There is no suit, claim, action, demand,
                ---------------------
executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of AFH, threatened before any court, governmental agency or board or other forum against AFH or any of its Subsidiaries for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries. To AFH's knowledge, the properties currently owned or operated by AFH or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law. Neither AFH nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive, request or other communication (written or oral) for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law. To AFH's knowledge, there are no underground storage tanks on, in or under any properties owned or operated by AFH or any of its Subsidiaries and no underground storage tanks have been closed or removed from any properties owned or operated by AFH or any of its Subsidiaries. To AFH's knowledge, during the period of AFH's or any of its Subsidiaries' ownership or operation of any of their respective current properties, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To AFH's knowledge, prior to the period of AFH's or any of its Subsidiaries' ownership or operation of any of their respective current properties, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

            (s)   Loan Portfolio; Allowance; Asset Quality.
                  ----------------------------------------

                  (i) With respect to each Loan owned by AFH or its Subsidiaries in whole or in part:

                        (A) to the knowledge of AFH, the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                        (B) neither AFH nor any of its Subsidiaries, nor any prior holder of a loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable loan file;

                        (C) AFH or a Subsidiary of AFH is the sole holder of legal and beneficial title to each loan (or AFH's or its Subsidiary's applicable participation interest, as applicable), except as otherwise referenced on the books and records of AFH or a Subsidiary of AFH;

                        (D) the note and the related security documents, copies of which are included in the loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable loan file;

                        (E) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a loan, except as otherwise referenced on the books and records of AFH;

                        (F) to the knowledge of AFH, there is no litigation or proceeding pending or threatened relating to the property that serves as security for a loan that would have a Material Adverse Effect upon the related loan; and

                        (G) with respect to a loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms.

                  (ii) The allowance for possible loan losses reflected in AFH's audited balance sheet at December 31, 2000 was, and the allowance for possible losses shown on the balance sheets in AFH's Reports for periods ending after December 31, 2000, in the opinion of management, was or will be adequate, as of the dates thereof, under GAAP.

                  (iii) Schedule 2.2(s) sets forth a true and complete listing,
                        ---------------
as of June 30, 2001, of:

                        (A) all Loans that have been classified (whether regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import listed by category, including the amounts thereof; and

                        (B) Loans (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on a non-accrual status, (3) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the Loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (4) where a specific reserve allocation exists in connection therewith, listed by category, including the amounts thereof.

                  (iv) To the knowledge of AFH, neither AFH nor any of its Subsidiaries is a party to any Loan that is in violation of any law, regulation or rule of any Governmental Entity. Any asset of AFH or any of its Subsidiaries that is classified as "Real Estate Owned" or words of similar import that is included in any non-performing assets of AFH or any of its Subsidiaries is listed on Schedule 2.2(s) and is carried net of reserves at the lower of cost or
          ---------------
fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; PROVIDED, HOWEVER, that "current" shall mean within the past 12 months.

            (t)   Deposits.  None of the deposits of AFH or any of its
                  --------
Subsidiaries is a "brokered" deposit.

            (u) Anti-takeover Provisions Inapplicable. No actions are required
                -------------------------------------
of AFH and its Subsidiaries to exempt ABC, the Agreement, and the Merger from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of applicable "anti-takeover," "fair price," "moratorium" or "control share acquisition" laws.

            (v) Insurance. In the opinion of management, AFH and its
                ---------
Subsidiaries are presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by AFH and its Subsidiaries are in full force and effect, AFH and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

            (w)   Investment Securities; Derivatives.
                  ----------------------------------

                  (i) Except for restrictions that exist for securities to be classified as "held to maturity," none of the investment securities held by AFH or any of its Subsidiaries, is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                  (ii) Neither AFH nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

            (x) Indemnification. Except as provided in the certificate of
                ---------------
incorporation or bylaws of AFH and the similar organizational documents of its Subsidiaries, neither AFH nor any Subsidiary is a party to any agreement that provides for the indemnification of any of its present or former directors, officers or employees or other persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of AFH and, to the knowledge of AFH, there are no claims for which any such person would be entitled to indemnification under the certificate of incorporation or bylaws of AFH or the similar organizational documents of any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

            (y) Books and Records. The books and records of AFH and its
                -----------------
Subsidiaries on a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

            (z) Corporate Documents. AFH has previously furnished or made
                -------------------
available to ABC a complete and correct copy of the certificate of incorporation, bylaws and similar organizational documents of AFH and each of AFH's Subsidiaries, as in effect as of the date of this Agreement. Neither AFH nor any of AFH's Subsidiaries is in violation of its certificate of incorporation, bylaws or similar organizational documents. The minute books of AFH and each of AFH's Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.

            (aa) Registration Statement. The information regarding AFH and its
                 ----------------------
Subsidiaries to be supplied by AFH for inclusion in the Registration Statement will not, at the time the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (bb) Community Reinvestment Act Compliance. ASB is in material
                 -------------------------------------
compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and ASB currently has a CRA rating of satisfactory or better. To the knowledge of AFH, there is no fact or circumstance or set of facts or circumstances that would cause ASB to fail to comply with such provisions or cause the CRA rating of ASB to fall below satisfactory.

            (cc) Undisclosed Liabilities. As of the date hereof, AFH and its
                 -----------------------
Subsidiaries have not incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) except for (i) liabilities reflected on or reserved against in the consolidated financial statements of AFH as of March 31, 2001, (ii) liabilities incurred since March 31, 2001 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on AFH and (iii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

            (dd) Tax Treatment of the Merger. AFH has no knowledge of any fact
                 ---------------------------
or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under the IRC.

            (ee) Plan of Bank Merger. The Board of Directors of AFH have duly
                 -------------------
adopted and executed the Plan of Bank Merger in accordance with Section 36a-125 of the Connecticut General Statutes Annotated.

                                   ARTICLE III
                           CONDUCT PENDING THE MERGER
                           --------------------------


            Section 3.1.  Conduct of ABC's Business Prior to the Effective Time.
                          -----------------------------------------------------
Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, ABC shall, and shall cause its Subsidiaries to (i) conduct its business in the regular, ordinary and usual course consistent with past practice, (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action that would adversely affect or delay the ability of ABC to perform its respective covenants and agreements on a timely basis under this Agreement and (iv) take no action that would adversely affect or delay the ability of ABC to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, except, in each case, as may be required by applicable law.

            Section 3.2.  Forbearance by ABC. Without limiting the covenants set
                          ------------------
forth in SECTION 3.1 hereof, except as otherwise provided in this Agreement and except to the extent required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, ABC shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of AFH:

            (a) incur any new borrowings or refinance its existing borrowings, other than borrowings from the Federal Home Loan Bank of Boston consistent with past practice, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of its borrowings in effect as of the date of this Agreement (deposits, including certificates of deposit, will not be deemed to be borrowings within the meaning of this SECTION 3.2(A));

            (b) other than in the ordinary course of business, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

            (c)   (i)   adjust, split, combine or reclassify any capital stock;

                  (ii) make, declare or pay any dividend, or make any other distribution on its capital stock, except for regular quarterly cash dividends at a rate not in excess of $0.26 per share of ABC Common Stock;

                  (iii) directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock;

                  (iv) grant any stock options or stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or

                  (v) issue any additional shares of capital stock or any securities or obligations convertible or excisable for any shares of its capital stock except pursuant to (A) the exercise of ABC Options outstanding as of the date hereof or (B) the Option Agreement;

            (d) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business or pursuant to contracts or agreements in force at the date of this Agreement;

            (e) except pursuant to contracts or agreements in force at the date hereof or as permitted by this Agreement and other than in accordance with past practices and pursuant to written policies and procedures in effect as of the date of this Agreement, make any investment, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

            (f) except as necessary in order to comply with SECTION 3.1, enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $100,000 per annum and other than contracts or agreements covered by SECTION 2.1(L);

            (g) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except in conformity with existing lending practices;

            (h) except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or officer of ABC or any of its Subsidiaries, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

            (i) (i) increase in any manner the compensation or fringe benefits of any of its employees or directors other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect or pay any pension, retirement allowance or contribution not required by any existing plan or agreement to any such employees or directors;

                  (ii) become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or director other than as contemplated by Section 4.11(e) herein;

                  (iii) voluntarily accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation; or

                  (iv) elect to any senior executive office any person who is not a member of the senior executive officer team of ABC as of the date of this Agreement or elect to the Board of Directors of ABC any person who is not a member of the Board of Directors of ABC as of the date of this Agreement, or hire any employee with annual compensation in excess of $100,000;

            (j) settle any claim, action or proceeding involving money damages in excess of $50,000 or impose any material restriction on the operations of ABC or any of its Subsidiaries;

            (k)   amend its charter or its bylaws;

            (l) other than as consistent with past practices, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

            (m) make any capital expenditures in excess of $25,000 other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

            (n) establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

            (o) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article V not being satisfied or in a violation of any provision of this Agreement;

            (p) engage in any transaction that is not in the usual and ordinary course of business and consistent with past practices;

            (q) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines; or

            (r) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this SECTION 3.2.

      Any request by ABC or response thereto by AFH shall be made in accordance with the notice provisions of SECTION 8.7 and shall note that it is a request pursuant to this SECTION 3.2.

            Section 3.3.  Conduct of AFH's Business Prior to the Effective Time.
                          -----------------------------------------------------
Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, AFH shall (i) take no action that would materially adversely affect or delay the ability of ASB or AFH to perform their respective covenants and agreements on a timely basis under this Agreement, (ii) take no action that would adversely affect or delay the ability of AFH or ASB to obtain any necessary approvals, consents or waivers of any Governmental Entity required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, (iii) not purchase any ABC common stock, and
(iv) take no action that will result in any of AFH's representations and warranties set forth herein being or becoming untrue in any material respect, except, in each case, as may be required by applicable law.


                                   ARTICLE IV
                                    COVENANTS
                                    ---------


            Section 4.1.  Acquisition Proposals.
                          ---------------------

            (a) ABC shall not, and shall cause its Subsidiaries and its Subsidiaries' officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by ABC or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined in SECTION 8.1), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to take any such action. ABC shall notify AFH orally and in writing of any Acquisition Proposal (including, without limitation, the terms and conditions of any such Acquisition Proposal and the identity of the person making such Acquisition Proposal) as promptly as practicable (but, in any event, no later than 24 hours) after the receipt thereof and shall keep AFH informed of the status and details of any such Acquisition Proposal. Notwithstanding the first sentence of this
SECTION 4.1(A), ABC may furnish information to, or enter into discussions or negotiations with, any person or entity that makes an unsolicited written, bona fide proposal to acquire ABC pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (i) the Board of Directors of ABC determines that such proposal may constitute a Superior Proposal (as defined below) and (ii) the Board of Directors of ABC, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of ABC to comply with its fiduciary duties to stockholders under applicable law. Prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, ABC shall provide prompt notice to AFH to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and shall receive from such person or entity an executed confidentiality agreement in reasonably customary form.

            (b) For purposes of this Agreement, "SUPERIOR PROPOSAL" shall mean a proposal or offer to acquire or purchase all or a substantial portion of the assets of or a substantial equity interest in, or to effect any recapitalization, liquidation or dissolution involving, or a business combination or other similar transaction with, ABC or any ABC Subsidiary (including a tender offer or exchange offer to purchase ABC Common Stock) other than as contemplated by this Agreement: (i) that did not arise from or involve a breach or violation by ABC of SECTION 4.1(A) or any other provision of this Agreement; (ii) that the ABC Board of Directors determines in its good faith judgment, based on, among other things, the written advice from Sandler O'Neill, to be superior to the Merger from a financial point-of-view to ABC's stockholders; and (iii) the financing for the implementation of which, to the extent required, is then committed or, in the good faith reasonable judgment of the ABC Board of Directors, based on, among other things, the written advice of Sandler O'Neill, is capable of being obtained by the party making the proposal or offer.

            Section 4.2.  Access and Information. Upon reasonable notice, ABC
                          ----------------------
and AFH shall (and shall cause their respective Subsidiaries to) afford to the other and their respective representatives (including, without limitation, directors, officers and employees of such party and its affiliates and counsel, accountants and other professionals retained by such party) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as either party may reasonably request and during such period, each of ABC and AFH shall, and shall cause their respective Subsidiaries to, make available to the other party a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws; PROVIDED, HOWEVER, that no investigation pursuant to this SECTION 4.2 shall affect or be deemed to modify any representation or warranty made herein. AFH and ABC will not, and will use their reasonable best efforts to cause their respective representatives not to, use any information obtained pursuant to this
SECTION 4.2 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law, each of AFH and ABC will keep confidential, and will use their reasonable best efforts to cause their respective representatives to keep confidential, all information and documents obtained pursuant to this SECTION 4.2 unless such information (i) was already known to such party or an affiliate of such party, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to such party or an affiliate of such party from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (iii) is disclosed with the prior written approval of the other party or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to the other party hereto (or an affiliate of any party hereto) to be returned to the party that furnished the same.

            Section 4.3.  Applications; Consents. As soon as practicable after
                          ----------------------
the date hereof, AFH and ABC shall cooperate with each other and use their reasonable best efforts to prepare and file all necessary applications, notices and filings to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement as soon as practicable. AFH and ABC shall have the right to review in advance, and will consult with each other on, all the information relating to ABC and AFH, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or Governmental Entity in connection with the transactions contemplated by this Agreement. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

            Section 4.4.  Antitakeover Provisions. AFH, ABC and their respective
                          -----------------------
Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt the other party, the Agreement and the Merger from any provisions of an antitakeover nature in AFH's, ABC's or their respective Subsidiaries' certificates of incorporation and bylaws, or similar organizational documents, and the provisions of any federal or state antitakeover laws.

            Section 4.5.  Additional Agreements. Subject to the terms and
                          ---------------------
conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

            Section 4.6.  Publicity. The initial press release announcing this
                          ---------
Agreement shall be a joint press release and thereafter ABC and AFH shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange or market with respect thereto.

            Section 4.7.  Stockholder Meeting. ABC shall take all action
                          -------------------
necessary, in accordance with applicable law and its respective certificate of incorporation and bylaws, to convene a meeting of its stockholders ("STOCKHOLDER MEETING") as promptly as practicable for the purpose of considering and voting on approval and adoption of the transactions provided for in this Agreement. ABC shall engage, at its own expense, a proxy soliciting firm reasonably acceptable to AFH in connection with the Stockholder Meeting. By approving this Agreement and the Agreement and Plan of Merger and authorizing their execution, the Board of Directors of ABC shall (i) recommend at its Stockholder Meeting that the stockholders vote in favor of and approve the transactions provided for in this Agreement and (ii) use its reasonable best efforts to solicit such approvals, PROVIDED, HOWEVER, that the ABC Board of Directors may withdraw, modify, condition or refuse to make such recommendation only if the Board of Directors shall determine in good faith, based on the written advice of outside legal counsel, that such recommendation should not be made in light of its fiduciary duty to ABC's stockholders following (i) a Superior Proposal, or (ii) the withdrawal, or material modification that results in a revocation, of the opinion referenced in SECTION 2.1(E) by Sandler O'Neill or (iii) the delivery to the ABC Board of Directors of a written opinion from Sandler O'Neill that the Merger Consideration is either not fair or is inadequate to the stockholders of ABC from a financial point of view.

            Section 4.8.  Registration of AFH Common Stock.
                          --------------------------------

            (a) As promptly as reasonably practicable following the date hereof, AFH and ABC shall cooperate in preparing and each shall cause to be filed with the FDIC mutually acceptable proxy materials which shall constitute the Proxy Statement-Prospectus relating to the matters to be submitted to the ABC stockholders at the Stockholders Meeting (such proxy statement/prospectus, and any amendments or supplements thereto, the "PROXY STATEMENT-PROSPECTUS") and AFH shall prepare and file with the SEC a registration statement on Form S-4 with respect to the issuance of AFH Common Stock in the Merger (such as Form S-4, and any amendments or supplements thereto, the "REGISTRATION STATEMENT"). The Proxy Statement-Prospectus will be included as a prospectus in and will constitute a part of the Registration Statement as AFH's prospectus. Each of AFH and ABC shall use reasonable best efforts to have the Proxy Statement-Prospectus cleared by the FDIC and the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. AFH and ABC shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Proxy Statement-Prospectus received from the FDIC or Registration Statement received from the SEC. The parties shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement-Prospectus and the Registration Statement prior to filing such with the FDIC and the SEC, respectively, and will provide each other with a copy of all such filings made with the FDIC and the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) the Proxy Statement-Prospectus or the Registration Statement shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided that with respect to documents filed by a party which are incorporated by reference in the Registration Statement or Proxy Statement-Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations. AFH will use reasonable best efforts to cause the Proxy Statement-Prospectus to be mailed to ABC stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Proxy Statement-Prospectus has been approved by the FDIC and the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the AFH Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the FDIC for amendment of the Proxy Statement-Prospectus or any request by the SEC for amendment of the Registration Statement. If at any time prior to the Effective Time any information relating to AFH or ABC, or any of their respective affiliates, officers or directors, should be discovered by AFH or ABC, which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement-Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the FDIC and the SEC and disseminated to the stockholders of ABC.


            (b) The information regarding ABC and its Subsidiaries to be supplied by ABC for inclusion in the Registration Statement (as defined in SECTION 4.8) will not, at the time the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (c) The information regarding AFH and its Subsidiaries to be supplied by AFH for inclusion in the Registration Statement (as defined in SECTION 4.8) will not, at the time the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (d) AFH shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the Merger and each of ABC and AFH shall furnish all information concerning it and the holders of its Common Stock as may be reasonably requested in connection with any such action.

            (e) Prior to the Effective Time, AFH shall notify the Nasdaq National Market of the additional shares of AFH Common Stock to be issued by AFH in exchange for the shares of ABC Common Stock.

            Section 4.9.  Affiliate Letters. ABC shall use its best efforts to
                          -----------------
cause each director, executive officer and other person who is an "affiliate" of ABC under Rule 145 of the Securities Act to deliver to AFH as soon as practicable and prior to the mailing of the Proxy Statement and the Prospectus executed letter agreements, each substantially in the form attached hereto as Exhibit D, providing that such person will comply with Rule 145.

            Section 4.10  Notification of Certain Matters. Each party shall give
                          -------------------------------
prompt notice to the other of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (ii) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect. Each of ABC and AFH shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

      Section 4.11  Employees and Employee Benefit Matters.
                    --------------------------------------

            (a) All persons who are employees of ABC immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time (a "CONTINUING EMPLOYEE") shall, at the Effective Time, become employees of ASB; PROVIDED, HOWEVER, that in no event shall any of ABC's employees be officers of ASB, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of ASB. No contractual right to employment shall inure to Continuing Employees because of this Agreement.

            (b) Each Continuing Employee shall be eligible to participate in the ASB 401(k) Plan and Pension Plan with credit for prior service with ABC for purposes of eligibility and vesting, but not for purposes of benefit accrual under the ABC Pension Plan. Each Continuing Employee shall be treated as a new employee of ASB for purposes of the ASB Employee Stock Ownership Plan. As of the Effective Time, ASB shall make available employer-provided health and other employee welfare benefit plans and coverage under its personnel policies to each Continuing Employee on the same basis as it provides such coverage to ASB employees except that any pre-existing condition, eligibility waiting period or other limitations or exclusions otherwise applicable under such plans to new employees shall not apply to a Continuing Employee or their covered dependents who were covered under a similar ABC plan on the Effective Date of the Merger.

            (c) AFH agrees to honor in accordance with their terms all plans, contracts, arrangements, commitments or understandings disclosed in Schedule
                                                                    --------
2.1(n), including with respect to benefits which vest or are otherwise accrued
------
or payable as a result of the consummation of the transactions contemplated by this Agreement.

            (d) The ABC Employee Stock Ownership Plan ("ABC ESOP") shall be terminated as of, or prior to, the Closing Date. As of the Closing Date, all shares held by the ABC ESOP shall be converted in to the right to receive the Merger Consideration. As soon as administratively practicable following the Closing Date, the trustees of the ABC ESOP shall use cash received by the ABC ESOP with respect to unallocated shares to repay in full all outstanding ESOP indebtedness. Thereafter, any amount remaining with respect to such unallocated shares shall be allocated to ABC ESOP participants as investment earnings of the ESOP and as otherwise provided in the plan. Subject to receipt of a favorable determination letter from the IRS regarding the termination of the ABC ESOP, distributions shall be made to participants as provided in the plan. ABC may adopt amendments to the ESOP, in form and substance reasonably satisfactory to AFH, to effectuate the actions contemplated by this paragraph or as otherwise required by the IRS in connection with the determination letter request. All governmental filings with respect to the ABC ESOP, whether before or after the Closing Date, shall be subject to the review and approval of ASB.

            (e) ABC shall take such action as may be necessary under the plan and applicable law to freeze benefit accruals under the ABC Retirement Income Plan and the ABC Supplemental Executive Retirement Plan as of a date not later than the Closing Date. Following the Closing Date, ASB may, in its sole discretion, cause the ABC Retirement Income Plan to be merged into the ASB Pension Plan or maintain the frozen plan as a separate plan. As of a date not later than the date immediately preceding the Closing Date, ABC shall take such action as may be necessary to terminate the ABC 401(k) Plan. Subject to receipt of a favorable determination letter from the IRS regarding the termination of the ABC 401(k) plan, distributions shall be made to participants as provided in the plan.

            Section 4.12  Indemnification.
                          ---------------

            (a) For any claims instituted from and after the Effective Time through the sixth anniversary of the Effective Date, AFH agrees to indemnify and hold harmless each present and former director and officer of ABC and its Subsidiaries and each officer or employee of ABC and its Subsidiaries that is serving or has served as a director or trustee of another entity expressly at ABC's request or direction (each, an "INDEMNIFIED PARTY"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, and to advance any such Costs to each Indemnified Party as they are from time to time incurred, in each case to the fullest extent such Indemnified Party would have been indemnified as a director, officer or employee of ABC and its Subsidiaries and as then permitted under applicable law.

            (b) Any Indemnified Party wishing to claim indemnification under
SECTION 4.12(A), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify AFH thereof, but the failure to so notify shall not relieve AFH of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice AFH. In the event of any such claim, action, suit, proceeding or investigation, (i) AFH shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and AFH shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if AFH does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between AFH and the Indemnified Party (and counsel for AFH does not disagree), the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and AFH shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, to be paid promptly as statements therefor are received; PROVIDED, HOWEVER, that AFH shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter; and (iii) AFH shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, or defenses available to, such Indemnified Party.

            (c) AFH shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this SECTION 4.12 to the fullest extent permitted under applicable law. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

            (d) AFH shall maintain ABC's existing directors' and officers' liability insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by ABC's existing policy, including AFH's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of three years after the Effective Time; PROVIDED, HOWEVER, that in no event shall AFH be obligated to expend, in order to maintain or provide insurance coverage pursuant to this SECTION 4.12(D), an amount per annum in excess of 150% of the amount of the annual premiums paid by ABC as of the date hereof for such insurance ("MAXIMUM INSURANCE AMOUNT"); PROVIDED FURTHER, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Insurance Amount, AFH shall use its best efforts to obtain the most advantageous coverage obtainable for an annual premium equal to the Maximum Insurance Amount.

            (e) In the event AFH or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving institution or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of AFH assume the obligations set forth in this SECTION 4.12.

            (f) The provisions of this SECTION 4.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

            Section 4.13  Dividends. After the date of this Agreement, each of
                          ---------
ABC and AFH shall coordinate with the other the declaration of any dividends in respect of ABC Common Stock and AFH Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of ABC Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of ABC Common Stock and any shares of AFH Common Stock any such holder receives in exchange therefor in the Merger.

            Section 4.14  Section 16 Matters. Prior to the Effective Time, ABC
                          ------------------
and AFH shall take all such steps as may be required to cause any dispositions of ABC Common Stock (including derivative securities with respect to ABC Common Stock) or acquisitions of AFH Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to ABC to be exempt under Rule 16b-3 promulgated under the Exchange Act.

            Section 4.15  Certain Policies and Actions of ABC. Prior to the
                          -----------------------------------
Effective Time (i) AFH and ABC shall cooperate with each other to ensure that all of ABC's option positions are closed out prior to the Effective Date and
(ii) at the request of AFH, ABC shall modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices after the date on which all regulatory and stockholder approvals and other consents required to consummate the transactions contemplated hereby are received, and after receipt of written confirmation from AFH that it is not aware of any fact or circumstance that would prevent completion of the Merger; PROVIDED, HOWEVER, that ABC shall not be required to take any action pursuant to
Section 4.15(ii) more than 5 business days prior to the Effective Date; and PROVIDED, FURTHER, that such policies and procedures are not prohibited by GAAP or any applicable laws and regulations. ABC's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of SECTION 4.15.

                                    ARTICLE V
                           CONDITIONS TO CONSUMMATION
                           --------------------------


            Section 5.1.  Conditions to Each Party's Obligations. The respective
                          --------------------------------------
obligations of each party to effect the Merger shall be subject to the satisfaction of the following conditions:

            (a)   Stockholder Approval.  This Agreement shall have been approved
                  --------------------
by the requisite vote of ABC's stockholders in accordance with applicable laws and regulations.

            (b) Regulatory Approvals. All approvals, consents or waivers of any
                --------------------
Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired; PROVIDED, HOWEVER, that none of such approvals, consents or waivers shall contain any condition or requirement that would so materially and adversely impact the economic or business benefits to AFH or ABC of the transactions contemplated hereby that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

            (c) No Injunctions or Restraints; Illegality. No party hereto shall
                ----------------------------------------
be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger or any transactions contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

            (d) Registration Statement; Blue Sky Laws. The Registration
                -------------------------------------
Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement, and AFH shall have received all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement.

            (e) Third Party Consents. AFH and ABC shall have obtained the
                --------------------
consent or approval of each person (other than the governmental approvals or consents referred to in SECTION 5.1(B)) whose consent or approval shall be required to consummate the transactions contemplated by this Agreement, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on AFH (after giving effect to the consummation of the transactions contemplated hereby) or upon the consummation of the transactions contemplated hereby.

            (f) Tax Opinion. AFH and ABC shall have received opinions of Muldoon
                -----------
Murphy & Faucette LLP and Hogan & Hartson L.L.P., respectively, dated as of the Effective Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to AFH and ABC, as the case may be, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC. If either such legal counsel does not render such opinion, this condition may be satisfied if the other such legal counsel (or other legal counsel reasonably acceptable to the party to whom such opinion is to be delivered) renders such opinion, relying on such facts, representations and assumptions.

            Such opinions may be based on, in addition to the review of such matters of fact and law as counsel considers appropriate, representations contained in certificates of officers of AFH, ABC and others.

            Section 5.2.  Conditions to the Obligations of AFH. The obligations
                          ------------------------------------
of AFH to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by AFH:

            (a) Representations and Warranties; Performance of Obligations. Each
                ----------------------------------------------------------
of the obligations of ABC required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of ABC contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty that specifically relates to an earlier date), and AFH shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of ABC; PROVIDED, HOWEVER, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations and warranties, will have a Material Adverse Effect on ABC.

            (b) Good Standing and Other Certificates. AFH shall have received
                ------------------------------------
certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence of ABC and its Subsidiaries and such other documents and certificates to evidence fulfillment of the conditions set forth in SECTIONS 5.1 and 5.2 as AFH may reasonably require.

            Section 5.3.  Conditions to the Obligations of ABC. The obligations
                          ------------------------------------
of ABC to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by ABC:

            (a) Representations and Warranties; Performance of Obligations. Each
                ----------------------------------------------------------
of the obligations of AFH required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of AFH contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), and ABC shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of AFH; PROVIDED, HOWEVER, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations and warranties, will have a Material Adverse Effect on AFH.

            (b) Deposit of Merger Consideration. AFH shall have deposited with
                -------------------------------
the Exchange Agent sufficient cash to pay the aggregate Cash Consideration and ABC shall have received a certificate from the Exchange Agent to such effect.

            (c) Good Standing and Other Certificates. ABC shall have received
                ------------------------------------
certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence of AFH and its Subsidiaries and such other documents and certificates to evidence fulfillment of the conditions set forth in SECTIONS 5.1 and 5.3 as ABC may reasonably require.

                                   ARTICLE VI
                                   TERMINATION
                                   -----------


            Section 6.1.  Termination. This Agreement may be terminated, and the
                          -----------
Merger abandoned, at any time prior to the Effective Time, either before or after any requisite stockholder approval:

            (a) by the mutual consent of AFH and ABC in a written instrument, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board; or

            (b) by either the Board of Directors of AFH or ABC, in the event of the failure of the stockholders of ABC to approve the Agreement at its Stockholder Meeting called to consider such approval; PROVIDED, HOWEVER, that ABC shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under SECTION 4.7; or

            (c) by either the Board of Directors of AFH or ABC, if either (i) any approval, consent or waiver of a Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been denied or (ii) any Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

            (d) by either the Board of Directors of AFH or ABC, in the event that the Merger is not consummated by March 31, 2002, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; or

            (e) by either the Board of Directors of AFH or ABC (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of (i) a failure to perform or comply by the other party with any covenant or agreement of such other party contained in this Agreement, which failure or non-compliance is material in the context of the transactions contemplated by this Agreement, or (ii) any inaccuracies, omissions or breach in the representations, warranties, covenants or agreements of the other party contained in this Agreement the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a Material Adverse Effect on such other party; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party; or

            (f) by the Board of Directors of AFH, if the Board of Directors of ABC does not publicly recommend in the Proxy Statement that stockholders approve and adopt this Agreement and the Merger or if, after recommending in the Proxy Statement that stockholders approve and adopt this Agreement and the Merger, the Board of Directors of ABC shall have withdrawn, qualified or revised such recommendation in any respect materially adverse to AFH; or

            (g) by the Board of Directors of ABC, if the Board of Directors of ABC shall have approved a Superior Proposal (as defined in SECTION 4.1).

            Section 6.2.  Termination Fee. In recognition of the efforts,
                          ---------------
expenses and other opportunities foregone by AFH while structuring the Merger, the parties hereto agree that ABC shall pay to AFH a termination fee of Six Million One Hundred Thousand Dollars ($6,100,000) plus AFH's documented, reasonable out-of-pocket expenses (including fees and expenses of legal, financial and accounting advisors) in cash and on demand if:

            (A)         (i) AFH or ABC terminates this Agreement pursuant to
                        SECTION 6.1(B), or pursuant to SECTION 6.1(D) without the Stockholder Meeting having occurred(other than by reason of any breach of AFH or ASB, or due to the failure of the Registration Statement to be declared effective or the Proxy Statement to be approved for use unless due to a breach of ABC), and

                  (ii) At any time after the date of this Agreement and before either such termination, an Acquisition Proposal (as defined in SECTION 8.1) with respect to ABC shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of ABC, and

                  (iii) Within twelve (12) months of either such termination ABC enters into any definitive agreement with respect to, or consummates, any Acquisition Transaction (as defined in SECTION 8.1); or

            (B)   AFH terminates this Agreement pursuant to SECTION 6.1(F); and

                  (i) At any time after the date of this Agreement and before or after such termination, an Acquisition Proposal (as defined in SECTION 8.1) with respect to ABC shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of ABC, and

                  (ii) Within twelve (12) months of either such termination ABC enters into any definitive agreement with respect to, or consummates, any Acquisition Transaction (as defined in SECTION 8.1); or

            (C) ABC terminates this Agreement pursuant to SECTION 6.1(G).

            Section 6.3.  Effect of Termination. In the event of termination of
                          ---------------------
this Agreement by either AFH or ABC as provided in SECTION 6.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability on the part of any party hereto or their respective officers and directors, except (i) the last two sentences of SECTION 4.2, and SECTIONS 6.2, 6.3, 8.6 and 8.7, shall survive any termination of this Agreement, and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.


                                   ARTICLE VII
                   CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME
                   ------------------------------------------


            Section 7.1.  Effective Date and Effective Time. The closing of the
                          ---------------------------------
transactions contemplated hereby ("CLOSING") shall take place at the offices of Muldoon, Murphy & Faucette LLP, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016, unless another place is agreed to by AFH and ABC, on a date designated by AFH ("CLOSING DATE") following the date on which the expiration of the last applicable waiting period in connection with notices to and approvals of Governmental Entities shall occur and all conditions to the consummation of this Agreement are satisfied or waived (excluding conditions that, by their nature, cannot be satisfied until the Closing Date), or on such other date as may be agreed to by the parties. Prior to the Closing Date, AFH and ABC shall execute a certificate of merger in accordance with all appropriate legal requirements, which shall be filed as required by law on the Closing Date, and the Merger provided for therein shall become effective upon such filing or on such date as may be specified in such certificate of merger. The date of such filing or such later effective date as specified in the certificate of merger is herein referred to as the "EFFECTIVE DATE." The "EFFECTIVE TIME" of the Merger shall be as set forth in the certificate of merger.

            Section 7.2.  Deliveries at the Closing. Subject to the provisions
                          -------------------------
of Articles V and VI, on the Closing Date there shall be delivered to AFH and ABC the documents and instruments required to be delivered under Article V.


                                  ARTICLE VIII
                              CERTAIN OTHER MATTERS
                              ---------------------

            Section 8.1.  Certain Definitions; Interpretation.  For purposes of
                          -----------------------------------
this Agreement:

            "ABC COMMON STOCK" means the common stock, par value $1.00 per share, of ABC;

            "ACQUISITION PROPOSAL" means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder) involving ABC or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of its consolidated assets in a single transaction or series of transactions;
(iii) any tender offer or exchange offer for 25% or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing;

            "ACQUISITION TRANSACTION" means any of the following (other than the transactions contemplated hereunder) involving AFH or any of its Subsidiaries:
(i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of its consolidated assets in a single transaction or series of transactions; or (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith;

            "AFH COMMON STOCK" means the common stock, par value $0.01 per share, of AFH;

            "AFH PRICE" means the closing sales price of AFH Common Stock, as reported on the Nasdaq National Market, on the last trading day immediately preceding the Effective Date;

            "AMEX" means the American Stock Exchange;

            "ASB COMMON STOCK" means the common stock, par value $1.00 per share, of ASB;

            "CRA" means the Community Reinvestment Act;

            "CONNECTICUT LAW" means the Banking Law of Connecticut;

            "DEPARTMENT" means the Department of Banking of the State of Connecticut;

            "ENVIRONMENTAL LAW" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree or injunction relating to (i) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes all federal, state and local laws, rules, regulations or requirements relating to the protection of the environment or health and safety, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect;

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

            "ERISA AFFILIATE" means any entity that is considered one employer with AFH or ABC, as the case may be, under Section 4001(b)(1) of ERISA or
Section 414 of the IRC;

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended;

            "EXCLUDED SHARES" shall consist of (i) Dissenters' Shares and (ii) shares held directly or indirectly by AFH (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted);

            "FDIA" means the Federal Deposit Insurance Act, as amended;

            "FDIC" means the Federal Deposit Insurance Corporation;

            "GAAP" means generally accepted accounting principles as in effect in the United States;

            "GOVERNMENT REGULATORS" means any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank deposits;

            "GOVERNMENTAL ENTITY" means any court, administrative agency or commission or other governmental authority or instrumentality;

            "HAZARDOUS MATERIAL" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl;

            "IRC" means the Internal Revenue Code of 1986, as amended;

            "IRS" means the Internal Revenue Service;

            "KNOWLEDGE" means, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party or any officer of that party with the title ranking not less than senior vice president;

            "LOAN" means a loan, lease, advance, credit enhancement, guarantee or other extension of credit;

            "MATERIAL ADVERSE EFFECT" means an effect which is material and adverse to the business, financial condition or results of operations of ABC or AFH, as the context may dictate, and its Subsidiaries taken as a whole; PROVIDED, HOWEVER, that any such effect resulting from any (i) changes in laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof that apply to both AFH and ASB and ABC, as the case may be, or to similarly situated financial and/or depository institutions or (ii) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates shall not be considered in determining if a Material Adverse Effect has occurred;

            "NASD" means the National Association of Securities Dealers, Inc.;

            "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity;

            "SEC" means the Securities and Exchange Commission;

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

            "SUBSIDIARY" means a corporation, partnership, joint venture or other entity in which ABC or AFH, as the case may be, has, directly or indirectly, an equity interest representing 5% or more of any class of the capital stock thereof or other equity interests therein;

            "TAXES" means all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes; and

            When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

            Section 8.2.  Survival. Only those agreements and covenants of the
                          --------
parties that are by their terms applicable in whole or in part after the Effective Time, including the last sentence of SECTION 1.8(B), the last two sentences of SECTION 4.2 and SECTIONS 4.11, 4.12 and 8.6 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.

            Section 8.3.  Waiver; Amendment. Prior to the Effective Time, any
                          -----------------
provision of this Agreement may be: (i) waived in writing by the party benefitted by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of ABC or AFH, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of ABC Common Stock or contravene any provision of applicable laws, rules and regulations.

            Section 8.4.  Counterparts. This Agreement may be executed in
                          ------------
counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

            Section 8.5.  Governing Law. This Agreement shall be governed by,
                          -------------
and interpreted in accordance with, the laws of the State of Connecticut, without regard to conflicts of laws principles.

            Section 8.6.  Expenses. Each party hereto will bear all expenses
                          --------
incurred by it in connection with this Agreement and the transactions contemplated hereby.

            Section 8.7.  Notices.  All notices, requests, acknowledgments and
                          -------
other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice (in accordance with this provision) to the other party hereto.

            If to AFH, to:

                        American Financial Holdings, Inc.
                        102 West Main Street
                        New Britain, Connecticut  06051
                        Facsimile:  (860) 827-2576

                        Attention:    Robert T. Kenney
                                      Chairman, President and Chief Executive
                                      Officer

            With copies to:

                        Douglas P. Faucette, Esq.
                        Muldoon Murphy & Faucette LLP
                        5101 Wisconsin Ave., N.W.
                        Washington, DC  20016
                        Facsimile: (202) 966-9409

            If to ABC, to:

                        American Bank of Connecticut
                        2 West Main Street
                        Waterbury, Connecticut  06702
                        Facsimile:  (203) 754-5633

                        Attention:  William E. Solberg
                                    Chairman, President and Chief Executive
                                    Officer

            With copies to:

                        Stuart G. Stein, Esq.
                        Hogan & Hartson, L.L.P.
                        Columbia Square
                        555 13th Street, N.W.
                        Washington, D.C.  20004
                        Facsimile: (202) 637-5910

            Section 8.8.  Entire Agreement; etc. This Agreement, together with
                          ----------------------
the Exhibits and the Schedules, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for SECTIONS 1.8(B), 4.11 and 4.12, which confer rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

            Section 8.9.  Successors and Assigns; Assignment. This Agreement
                          ----------------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

                            [Signature page follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the 18th day of July, 2001.

                            AMERICAN FINANCIAL HOLDINGS, INC.



                            By: /s/ Robert T. Kenney
                                ------------------------------------------------
                                Robert T. Kenney
                                Chairman, President and Chief Executive Officer


                            AMERICAN SAVINGS BANK



                            By: /s/ Robert T. Kenney
                                ------------------------------------------------
                                Robert T. Kenney
                                Chairman, President and Chief Executive Officer


                            AMERICAN BANK OF CONNECTICUT



                            By: /s/ William E. Solberg
                                ------------------------------------------------
                                William E. Solberg
                                President and Chief Executive Officer